SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of

                        the Securities Exchange Act 1934

                        Date of Report: January 18, 2005

                                AdAl Group, Inc.
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               (Exact name of registrant as specified in charter)

                                    Delaware
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                 (State or other jurisdiction of incorporation)

          1-9431                                            94-3012230
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 (Commission File Number)                      (IRS Employer Identification No.)


Billhurst Studio, PO Box 177, Lingfield Common Road, Lingfield, Surrey RH7 6B7,
                                 United Kingdom
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               (Address of principal executive offices)   (Zip Code)


Registrant's telephone number, including area code: 011-441-342-833855

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ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS,
APPOINTMENT OF PRINCIPAL OFFICERS.

         On January 18, 2005, Messrs. Brian Alleman, David Beale and John Sanderson were appointed to fill vacancies existing on the Registrant's Board of Directors. Pursuant to the terms of the Share Exchange Agreement, consummated by the Registrant on October 28, 2004, the members of the Board of Directors at that time were required to appoint persons to fill the vacancies. Messrs. Alleman and Beale have been appointed to serve on the Audit Committee, where Mr. Alleman will serve as Chairman, and Mr. Sanderson has been appointed to serve on the Compensation Committee.

         Brian Alleman has been a partner with Tatum CFO Partners LLP, a national partnership of 400 career CFO's which provides accounting and financial services to clients through advisory or employment relationships since August 2002. In this capacity, Mr. Alleman served as Chief Financial Officer of Polar Molecular Holding Corporation, a developer of fuel additives, from August 2003 to August 2004. From 1989 to July 2002, he was employed by TCW Capital, a private equity firm. Through his connection with TCW Capital Mr. Alleman served from April 1993 to June 2002 as Chief Financial Officer of Centuri Corporation, a leading U.S. manufacturer of model rockets and small gas powered and electric radio controlled airplanes, becoming Chief Operating Officer in August 2000.

         David Beale recently retired as the Chairman of AdAl Seco Ltd, a post that he held from 2003. AdAl Seco Ltd is a United Kingdom company that was formally known as Seco Aluminium Ltd, and prior to 2003, David was the managing director of Seco Aluminium, where he successfully steered that company to become the largest independent extruder of aluminum in the UK (1996 to 2003). Prior to this he was the managing director of Boal UK Ltd (1962 to 1996), and he held various senior positions within the British manufacturing industry before that, including Stanton plc (1987 to 1992), and GEC Turbine Generators Ltd (1980 to
1987). He is currently the Senior Vice President of the Aluminium Federation, a national non-profit organization representing the aluminum industry in the United Kingdom. He is an honors graduate who studied at Oxford University, he is a Chartered Engineer, and a graduate member of several other professional bodies.

         John Sanderson recently retired as the managing director of Legg Mason Limited, London, which he established in 1995 as the London subsidiary of Legg Mason (NYSE: LM), an investment banking firm based in Baltimore, Maryland. From 1967 until 1995, Mr. Sanderson worked for Kidder Peabody & Co. (and associated firms) in London, where, in 1988 he was appointed managing director and Head of Equities in London, responsible for the United Kingdom, the Middle East and Scandinavia. He was also a member of Kidder, Peabody's management counsel and chaired its European management committee.

         There are no transactions to which the Registrant was a party that Messrs. Beale, Alleman or Sanderson had or is to have, a direct or indirect interest.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                    ADAL GROUP, INC.

                                                    By: /s/ Nicholas Shrager
                                                        ------------------------
                                                        Name:  Nicholas Shrager
                                                        Title: CEO and President
Dated: January 20, 2004